Exhibit 10.1

AMENDMENT NO. 2 TO THE JUNIOR SECURED
CONVERTIBLE NOTE PURCHASE AGREEMENT

AMENDMENT NO. 2 TO THE JUNIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT, dated as of December 21, 2018 (this “Second Amendment”), to the Junior Secured Convertible Note Purchase Agreement, dated as of December 27, 2016, as amended by an Amendment No. 1 to the Junior Secured Convertible Note Purchase agreement, dated November 16, 2018 (as amended, supplemented or otherwise modified prior to the date hereof, the “NPA”), among DETERMINE, INC., a Delaware corporation (the “Company”), Lloyd I. Miller, III (Deceased), as Lenders’ Agent (“Lenders’ Agent”), MILFAM II L.P. (“Milfam”), and Alimco Financial Corporation (“Alimco”, and together with Milfam, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, pursuant to the NPA, the Purchasers have previously purchased, and the Company has issued certain promissory Notes (as defined in the NPA) to the Company, including additional Notes in an amount up to $3,000,000;

WHEREAS, pursuant to the NPA, the Purchasers may request Advances (as defined in the NPA) on the additional Notes, subject to the Purchasers’ advance approval, that do not exceed $250,000 per Advance;

WHEREAS, the parties have agreed that certain further amendments be made to the NPA as set forth in Section 5 of this Second Amendment (the “Amendments”) (the NPA, after giving effect to the Amendments, the “Amended NPA”) to eliminate the requirements that: (1) Advances be approved by Purchasers; and (2) Advances be limited to $250,000;

WHEREAS, the Company, Lenders’ Agent and the Purchasers are willing to agree to this Second Amendment and the Amended NPA on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.     Definitions. Unless otherwise defined herein, terms defined in the NPA and used herein shall have the meanings given to them in the NPA.

SECTION 2.     Term; Amendment Effective Date. The term of this Second Amendment commences the date (the “Amendment Effective Date”) on which the following conditions have been satisfied (or waived pursuant to Section 7(e) of the NPA) and shall be 6 years:

(a)     Lenders’ Agent shall have received counterparts to this Second Amendment, duly executed by the Company and the Purchasers;

(b)     (i) all of the representations and warranties made by the Company in the NPA shall be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and (ii) no Event of Default shall have occurred and be continuing at the time of, or after giving effect to, this Second Amendment on the Amendment Effective Date; and

(c)     the Lenders’ Agent shall have received a duly executed officer’s certificate from the Company certifying as to the satisfaction of the matters set forth in condition (b) above.

SECTION 3.     Amendment to Amendment No.1 to NPA. Section 3 (Amendment Fees) Sections (b) – (c) are hereby deleted in their entirety and replaced with the following:

“Amendment Fee. In consideration of Company’s receipt of the $2,473,477 Advance as described in Section 5 of this Second Amendment, the Company, within five business days of the receipt of such Advance shall issue to the Purchasers warrants, each with an exercise price of $0.01, exercisable for all authorized shares of the Company, including treasury shares, not otherwise reserved or provided for issuance, which aggregate to 10,500,000 shares (the “Shares”). The Company shall issue 50% of the Shares to Milfam and 50% of the Shares to Alimco. The Company shall give 15 days’ notice prior to setting a record date for any vote of the shareholders of the Company, and the issuance of any shares underlying the exercise of the above warrants shall be made on the earlier of 5 business days, or such date that the shares underlying such warrants shall be included in the vote. In addition, the Company shall reimburse Purchasers for all legal fees and expenses accrued in connection with this Second Amendment.”

For clarity, Annex A related to Section 3(c) is hereby deleted as well. Further, there is no effect to Section 3(a) and Amendment Fee No. 1 remains fully earned and accrued. The Company agrees to make no additional draws on the Additional Notes issued pursuant to Amendment No. 1. Draws already requested and made on the Additional Notes issued pursuant to Amendment No. 1 are indicated on Exhibit A.

SECTION 4.     Representations and Warranties. The Company represents and warrants to each of the Purchasers and Lenders’ Agent that as of the Amendment Effective Date this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment and the NPA, as amended hereby, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(a)     The Company represents and warrants that all Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in the Amendments, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. The Shares will be issued in compliance with all applicable federal and state securities laws.

SECTION 5.     Amendment to NPA.

5.1.     Paragraph 1 (Purchase and Sale of Notes) Section (a) (Sale and Issuance of Notes; Advances) is hereby deleted in its entirety and replaced with the following:

“(a) Sale and Issuance of Notes; Advances; and Shares. Subject to the terms and conditions of this Agreement, (i) the Purchasers agree to purchase at the Initial Closing (as defined below) and the Company agrees to sell and issue to the Purchasers at the Initial Closing Initial Notes in the aggregate principal amount of $2,000,000 (the “Purchase Price”), as set forth on Schedule I hereto; (ii) on or after November 12, 2018 (the “First Amendment Effective Date”) the Company may request that the Purchasers, ratably in accordance with the pro rata shares set forth opposite their names under “Additional Closings” on Schedule I, make advances (each, and “Advance” and, collectively, the “Advances”) in the aggregate principal amount of up to $3,000,000 if required by the Company for working capital needs, is subject to the Purchaser’s advance approval and shall not exceed $250,000 per Advance at any Additional Closing;(iii) on December 21, 2018 (the “Second Amendment Effective Date”), the Purchasers, ratably in accordance with their pro rata shares set forth opposite their names under “Additional Notes (Amendment No. 2)” on Schedule I, shall make advances (each, an “Advance” and, collectively, the “Advances”) in the aggregate principal amount of $2,473,477, such Advance to be used for working capital requirements only, which shall exclude payments not made in the ordinary course of the current business; and (iv) on and after the Second Amendment Effective Date, any subsequent issuance of shares or any other derivative security of the Company is subject to Milfam’s prior written approval except as provided for under existing agreements, as may already be reserved in a stock plan pool, or as may be otherwise reserved or provided for issuance as of the Second Amendment Effective Date, which aggregate to 9,015,398 shares.”

5.2.     Schedule I is hereby deleted in its entirety and replaced with the Schedule 1 annexed to this Second Amendment as Exhibit B.

SECTION 6.     Agreement and Waiver. Purchasers agree that neither the warrants set forth in Section 3 above and the beneficial ownership of the Company’s common stock evidenced thereby nor any Shares of common stock issued by exercise thereunder, whether in combination with any other shares held by Purchasers or their affiliates or otherwise, shall constitute a Change of Control or similar event causing the Company to be required to pay any outstanding amounts owed under any promissory note held by Purchasers or their affiliates, and each Purchaser hereby, respectively, waives any such repayment obligation that may otherwise be triggered by the warrants, the beneficial ownership of the Company’s common stock evidenced thereby or any Shares of common stock issued by exercise hereunder.

SECTION 7.     Effect of Amendment; Reaffirmation.

7.1.      Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers or Lenders’ Agent under the NPA or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the NPA or any other provision of the NPA or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The Company reaffirms its Obligations under the Loan Documents to which it is a party and acknowledges and agrees that all of the Liens and security interests created and arising under any Loan Document remain in full force and effect and continue to secure its Obligations, in each case, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Second Amendment. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the NPA or any other Loan Document in similar or different circumstances. Nothing in this Second Amendment shall be deemed to be a novation of any Obligations under the NPA or any other Loan Document.

7.2.      On and after the Amendment Effective Date, each reference in the NPA to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the NPA in any other Loan Document shall be deemed a reference to the NPA as amended hereby. This Second Amendment shall constitute a “Loan Document” for all purposes of the Amended NPA and the other Loan Documents (as defined in the Amended NPA).

SECTION 8.     General.

8.1.      GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.2.      Costs and Expenses. The Company agrees to reimburse the Lenders’ Agent for its reasonable and documented out-of-pocket expenses in connection with this Second Amendment, including the reasonable fees, charges and disbursements of counsel for the Lenders’ Agent within a reasonable time following the execution hereof.

8.3.      Counterparts. This Second Amendment may be executed by one or more of the parties to this Second Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Second Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8.4.      Headings. The headings of this Second Amendment are used for convenience of reference only, are not part of this Second Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

DETERMINE, INC.

By:
Name:
Title:

MILFAM II L.P., a Delaware limited partnership

By: MILFAM LLC

Its: General Partner

By:
Name:	Neil S. Subin
Title:	Manager

ALIMCO FINANCIAL CORPORATION

By:
Name:	Alan B. Howe
Title:	CEO

LENDERS’ AGENT

Lloyd I. Miller, III (Deceased)

By:
Name:	Neil S. Subin
Title:	Executor of the Estate of Lloyd I. Miller, III

Lloyd I. Miller, III Trust A-4

By: MILFAM LLC

Its Investment Advisor

By:
Name:	Neil S. Subin
Title:	Manager

Marli B. Miller Trust A-4

By: MILFAM LLC

Its: Investment Advisor

By:
Name:	Neil S. Subin
Title:	Manager

Exhibit A

Schedule A

Determine Draw Summary for Additional Notes under Amendment No. 1.

Description	Milfam	AFLC	Total
11/16/18 Draw (incl. Legal Fees)	$137,763.27	$137,763.27	$275,526.54
11/27/18 Draw (including accrued PIK interest)	$125,498.21	$125,498.21	$250,996.42
Total drawn through 11/27/18	$263,261.48	$263,261.48	$526,522.96

Exhibit B

SCHEDULE I

Schedule of Purchasers

Initial Notes

Name	Note Principal Amount

MILFAM II L.P.	$1,000,000.00

Alimco Financial Corporation	$1,000,000.00

Total	$2,000,000.00

Additional Notes

(Amendment No. 1)

Name	Maximum Note Principal Amount

MILFAM II L.P.	$1,500,000.00

Alimco Financial Corporation	$1,500,000.00

Total	$3,000,000.00

Additional Notes

(Amendment No. 2)

Name	Maximum Note Principal Amount

MILFAM II L.P.	$1,236,738.52

Alimco Financial Corporation	$1,236,738.52

Total	$2,473,477.04